                                                                     EXHIBIT 1.1

                        [FORM OF UNDERWRITING AGREEMENT]

================================================================================

                             UNDERWRITING AGREEMENT

                                      AMONG

                          GLAXOSMITHKLINE CAPITAL INC.

                                    AS ISSUER

                               GLAXOSMITHKLINE PLC

                                  AS GUARANTOR

                                       AND

                                       [-]

                     AS REPRESENTATIVES OF THE UNDERWRITERS

                                  DATED AS OF -

================================================================================

                                TABLE OF CONTENTS

                                                                      PAGE
1.    Representations and Warranties..............................      2

2.    Purchase and Sale...........................................      3

3.    Delivery and Payment........................................      4

4.    Offering by Underwriters....................................      4

5.    Agreements..................................................      5

6.    Conditions to the Obligations of the Underwriters...........      6

7.    Reimbursement of Underwriters' Expenses.....................     10

8.    Indemnification and Contribution............................     10

9.    Default by an Underwriter...................................     13

10.   Termination.................................................     14

11.   Representations and Indemnities to Survive..................     14

12.   Notices.....................................................     14

13.   Successors..................................................     14

14.   Applicable Law..............................................     14

15.   Counterparts................................................     14

16.   Headings....................................................     15

SCHEDULES

Schedule I      Terms of the Securities
Schedule II     Underwriting Commitments

EXHIBITS

Exhibit A-1     Form of Opinion of U.S. Counsel to the Company and the Guarantor
Exhibit A-2     Form of Opinion of U.K. Counsel to the Company and the Guarantor
Exhibit B       Form of Letter of Counsel to the Company and the Guarantor

                          GLAXOSMITHKLINE CAPITAL INC.

                                 - % NOTES DUE -

                     FULLY AND UNCONDITIONALLY GUARANTEED BY

                               GLAXOSMITHKLINE PLC

                             UNDERWRITING AGREEMENT

                                                                             [-]

[-]
  as Representatives of the
  several Underwriters named
  in Schedule II hereto

Ladies and Gentlemen:

                  GlaxoSmithKline Capital Inc., a corporation organized under the laws of the State of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the "Securities"), to be issued under an indenture dated as of [-] (the "Indenture"), among the Company, GlaxoSmithKline plc, as guarantor (the "Guarantor"), and Citibank, N.A., as trustee (the "Trustee"). The Securities will be fully and unconditionally guaranteed by the Guarantor.

                  The Company and the Guarantor have prepared and filed with the U.S. Securities and Exchange Commission (the "Commission") in accordance with the provisions of the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a Registration Statement on Form F-3 (File No. 333-104121) with respect to debt securities they may offer from time to time (as amended or supplemented to the date hereof, the "Registration Statement"). The prospectus included in the Registration Statement, as supplemented to reflect the terms of the Securities and the offering thereof and as first filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereinafter referred to as the "Prospectus."

                  Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 that were filed under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), on or before the effective date of the Registration Statement or the issue date of the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration

Statement or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  1. Representations and Warranties. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each Underwriter as follows:

                           (a) Registration Statement Effective. The Company and the Guarantor meet the requirements for use of Form F-3 under the Securities Act. The Registration Statement has been filed with the Commission and has become effective in the form delivered to the Representatives. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Guarantor, threatened by the Commission.

                           (b) Registration Statement Not Misleading. On the effective date of the Registration Statement, the Registration Statement complied in all material respects with the applicable requirements of the Securities Act; on the effective date of the Registration Statement and on the date of this Agreement, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the effective date of the Registration Statement and on the date of any filing pursuant to Rule 424(b) under the Securities Act, the Prospectus did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representation or warranty as to (i) the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act (Form T-1), which is included in the Registration Statement, or (ii) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus.

                           (c) Authorization of Indenture and Securities. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and has been duly qualified under the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the "Trust Indenture Act"); the Securities have been duly authorized, and when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Securities will have been duly executed, authenticated, issued and delivered, will conform in all material respects to the description thereof contained in the Prospectus and will constitute valid and legally binding obligations of the Company and the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                           (d)      Organization of the Company and the
         Guarantor. The Company is organized and validly existing as a corporation under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus. The Guarantor is organized and validly existing as a public limited company under the laws of England and Wales, with power and authority to own its properties and conduct its business as described in the Prospectus.

                           (e)      No Consents. No consent, approval,
         authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained or made under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under state securities laws or the securities laws of any jurisdiction outside the United States in which the Securities are offered and sold.

                           (f) No Breach or Default. The execution, delivery and performance by the Company and the Guarantor of the Indenture, this Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof by the Company and the Guarantor will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, the Guarantor or any of the Guarantor's other subsidiaries or any of their respective properties, or any material agreement or instrument to which the Company or the Guarantor or any of the Guarantor's other subsidiaries is a party or by which the Company or the Guarantor or any of the Guarantor's other subsidiaries is bound or to which any of their respective properties is subject, or the charter or by-laws of the Company or the Guarantor.

                           (g) Investment Company Act. Neither the Company nor the Guarantor is or, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Prospectus, will be an "investment company" as defined in the U.S. Investment Company Act of 1940, as amended.

                  Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, as to matters covered thereby, to each Underwriter.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or on such other date and at such other time as the Company and the Representatives may agree (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday or day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or London.

                  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus. Each Underwriter represents and warrants to, and with, the Company and the Guarantor as follows:

                           (a) It will not offer or sell, directly or indirectly, any of the Securities in any jurisdiction where such offer or sale is not permitted.

                           (b) It has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any of the Securities to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995.

                           (c) It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

                           (d) It has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor.

                  5. Agreements. The Company and the Guarantor agree with the several Underwriters as follows:

                           (a) File Prospectus. The Company and the Guarantor will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act within the time period prescribed.

                           (b) Amendments to Registration Statement or Prospectus; Stop Orders. The Company and the Guarantor will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement. The Company and the Guarantor will promptly advise the Representatives of the filing of any such amendment or supplement and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose. The Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                           (c) Material Changes. If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act, the Company and the Guarantor will promptly notify the Representatives of such event and prepare and file with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance.

                           (d) Delivery of Earnings Statement. As soon as practicable, the Guarantor will make generally available to its security holders an earnings statement or statements of the Guarantor and its subsidiaries that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                           (e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Representatives copies of the Registration Statement and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus supplement and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of preparation, printing or other production of all documents relating to the offering; provided that, if any Underwriter is required to deliver a Prospectus in connection with sales of Securities at any time six months or more after the date of the Prospectus, the expenses relating to such Prospectus shall be paid by such Underwriter.

                           (f) Qualification of Securities. The Company and the Guarantor will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of NASD, Inc. in connection with its review of the offering; provided that in no event shall the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject itself to taxation as doing business in any such jurisdiction.

                           (g) Lock-up. Neither the Company nor the Guarantor will, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, any U.S. dollar-denominated debt securities issued or guaranteed by the Company or the Guarantor (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

                           (h) Stabilization. Neither the Company nor the Guarantor will take, directly or indirectly, any action that is designed to or that constitutes or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Securities.

                  6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:

                           (a) Prospectus Filed; No Stop Order. The Prospectus shall have been filed in the manner and within the time period required by Rule 424(b). No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Guarantor or any Underwriter, threatened.

                           (b) Opinions of Counsel to the Company and the Guarantor. On the Closing Date, the Representatives, on behalf of the Underwriters, shall have received an opinion or opinions of Cleary, Gottlieb, Steen & Hamilton, counsel to the Company and the Guarantor, dated such date, substantially to the effect set forth in Exhibits A-1 and A-2 hereto.

                           (c) Letter of Counsel to the Company and the Guarantor. On the Closing Date, the Representatives, on behalf of the Underwriters, shall have received a letter of Cleary, Gottlieb, Steen & Hamilton, counsel to the Company and the Guarantor, dated such date, substantially in the form set forth in Exhibit B hereto.

                           (d) Opinion of Counsel to the Underwriters. The Representatives, on behalf of the Underwriters, shall have received from Sidley Austin Brown & Wood LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, on behalf of the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                           (e)      Certificate of the Company and the
         Guarantor. The Company and the Guarantor shall have furnished to the Representatives, on behalf of the Underwriters, a certificate of the Company and the Guarantor, signed by the Secretary of the Company and the Chief Executive Officer and the principal financial or accounting officer of the Guarantor, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, and this Agreement and that:

                                    (i)      the representations and warranties
                           of the Company and the Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                                    (ii)     no stop order suspending the
                           effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or the Guarantor, threatened; and

                                    (iii)    since the date of the most recent
                           financial statements included or incorporated by reference in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus or as described in such certificate.

                           (f) Accountants' Comfort Letters. The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, on behalf of the Underwriters, on the date hereof and on the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and that they have performed a review of the unaudited consolidated interim financial information of the Company for the [-]-month period ended [-], and as at [-], in accordance with Statement on Auditing Standards No. 100, and stating in effect, that:


                                    (i)      in their opinion the audited
                           financial statements and financial statement schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act;



                                    (ii)     on the basis of a reading of the
                           latest unaudited financial statements made available by the Guarantor and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the [-]-month period ended [-] and as at [-]; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards), which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committee of the Guarantor; and inquiries of certain officials of the Guarantor who have responsibility for financial and accounting matters of the Guarantor and its subsidiaries as to transactions and events, after due inquiry, subsequent to [-], nothing came to their attention, after due inquiry, that caused them to believe that:


                                             (1)      any unaudited financial
                                    statements included or incorporated by
                                    reference in the Registration Statement and the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;


                                             (2)      with respect to the period
                                    subsequent to [-], there were any changes
                                    (provided that the requested information was available in response to such inquiry), at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Guarantor and its subsidiaries or capital stock of the Guarantor or decreases in the equity shareholders' funds of the Guarantor as compared with the amounts shown on the [-] consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from [-] to such specified date there were any decreases, as compared with the corresponding period in the preceding year or the corresponding period in the preceding quarter in turnover or trading profit or profit on ordinary activities before taxation or in earnings (profit attributable to shareholders) or per share amounts of earnings of the Guarantor and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Guarantor as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                                             (3)      the information included
                                    or incorporated by reference in the
                                    Registration Statement and Prospectus in response to Form 20-F, Item 3.A. (Selected Financial Data) and Regulation S-K, Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Form 20-F and Regulation S-K, respectively; and

                                    (iii)    they have performed certain other
                           specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Guarantor and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Ratios of Earnings to Fixed Charges" in the Prospectus, the information included or incorporated by reference in Items 3, 4, 5 and 6 of the Guarantor's Annual Report on Form 20-F, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Guarantor and its subsidiaries, excluding any questions of legal interpretation.

                           (g) No Material Adverse Change. Subsequent to the date hereof, there shall not have been (i) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus or (ii) any decrease in the rating of any of the Guarantor's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, the effect of which, in any case referred to in clause
         (i) or (ii) above, is, in the judgment of a majority in interest of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

                           (h) Listing. The Securities shall have been listed and admitted and authorized for trading on the London Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

                  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, at 787 Seventh Avenue, New York, New York 10019, on the Closing Date.

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Guarantor will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8.       Indemnification and Contribution.

                           (a) Indemnification of the Underwriters by the Company and the Guarantor. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus supplement or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any

         Underwriter through the Representatives specifically for inclusion therein; and provided further that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or preliminary prospectus supplement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter (or its directors, officers, employees, agents and controlling persons) from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to the Securities was required to be delivered by such Underwriter under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter (or its directors, officers, employees, agents and controlling persons) results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference therein) if the Company or the Guarantor had previously furnished copies thereof to such Underwriter. This indemnity agreement will be in addition to any liability that the Company or the Guarantor may otherwise have.

                           (b) Indemnification of the Company and the Guarantor by the Underwriters. Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company and the Guarantor, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Company or the Guarantor within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company or the Guarantor by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and the Guarantor acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" or "Plan of Distribution," (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus supplement and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus supplement or the Prospectus.

                           (c) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph
         (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ a single separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. The indemnifying party shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent.

                           (d)      Contribution. In the event that the
         indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantor and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Guarantor and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantor and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Guarantor on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantor on the one hand or the Underwriters on the other, the relative intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Guarantor within the meaning of either the Securities Act or the Exchange Act, each officer of the Company or the Guarantor who shall have signed the Registration Statement and each director of the Company or the Guarantor shall have the same rights to contribution as the Company or the Guarantor, as the case may be, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if arrangements satisfactory to the Representatives, the Company and the Guarantor for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Guarantor. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Guarantor and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Guarantor prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Guarantor's Common Stock shall have been suspended by the London Stock Exchange or trading in the Guarantor's American Depositary Shares shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the London Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus.

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantor or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Guarantor or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and shall survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder shall be in writing and effective only on receipt, and, if sent to the Representatives, shall be mailed, delivered or telefaxed to [-] at [-], attention: [-]; or, if sent to the Company, shall be mailed, delivered or telefaxed to 1105 North Market Street, Suite 1300, Wilmington, Delaware 19801, USA, facsimile (302) 651-8425, attention: Company Secretary; or, if sent to the Guarantor, shall be mailed, delivered or telefaxed to 980 Great West Road, Brentford, Middlesex, TW8 9GS, England, facsimile: 44 (20) 8047-6909, attention: Legal Department.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and the several Underwriters.

                                                    Very truly yours,

                                                    GLAXOSMITHKLINE CAPITAL INC.

                                                    By:_________________________
                                                       Name:
                                                       Title:

                                                    GLAXOSMITHKLINE PLC

                                                    By:_________________________
                                                       Name:
                                                       Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

[-]

By: [-]

By:_________________________________
   Name:
   Title:

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

                                   SCHEDULE I

                             TERMS OF THE SECURITIES

Underwriting Agreement dated -.

Registration Statement No. 333-104121.

Representatives:

Title, Purchase Price and Description of Securities:

        Title:

        Principal amount:

        Purchase price (include accrued
          interest or amortization, if
          any):

        Sinking fund provisions:

        Redemption provisions:

        Other provisions:

Closing Date, Time and Location:    - at 10:00 a.m. at
                                    Sidley Austin Brown & Wood LLP
                                    787 Seventh Avenue, New York, New York 10019

Type of Offering: Non-delayed.

Date referred to in Section 5(g) after which the Company and the Guarantor may offer or sell debt securities issued or guaranteed by the Company or the Guarantor without the consent of the Representatives: -.

                                   SCHEDULE II

                            UNDERWRITING COMMITMENTS

                          Principal Amount
                          of Securities to
Underwriters                be Purchased
------------                ------------
                            $

                            ------------
   Total ...............    $
                            ============

                                   EXHIBIT A-1

        FORM OF OPINION OF U.S. COUNSEL TO THE COMPANY AND THE GUARANTOR

                                             [-]

[-]
   as Representatives of the several Underwriters
   c/o [-]

Ladies and Gentlemen:

                  We have acted as special United States counsel to GlaxoSmithKline Capital Inc., a Delaware corporation ("GSK Capital Inc."), GlaxoSmithKline Capital plc, a public limited company incorporated in England and Wales, and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (the "Guarantor"), in connection with the offering from time to time, together or separately and in one or more series, pursuant to a registration statement on Form F-3 (No. 333-104121) of (i) guaranteed debt securities of GSK Capital Inc. (the "Debt Securities") and (ii) guarantees of the Guarantor in respect of the Debt Securities (the "Guarantees" and, together with the Debt Securities, the "Securities") to be issued under an indenture dated as of [-] (the "Indenture") among GSK Capital Inc., the Guarantor and Citibank, N.A., as trustee (the "Trustee"). Such registration statement, as amended when it became effective, but excluding the documents incorporated by reference therein, is herein called the "Registration Statement," and the related prospectus dated [-], as supplemented by the prospectus supplement dated [-], and as first filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the "Securities Act"), but excluding the documents incorporated by reference therein, is herein called the "Prospectus." This opinion letter is furnished pursuant to Section 6(b) of the underwriting agreement dated [-] (the "Underwriting Agreement") among GSK Capital Inc., the Guarantor and the several Underwriters named in
Schedule II thereto (the "Underwriters").

                  In arriving at the opinions expressed below, we have reviewed the following documents:

                  (a)      an executed copy of the Underwriting Agreement;

                  (b) the Registration Statement and the documents incorporated by reference therein;

                  (c) the Prospectus and the documents incorporated by reference therein;

                  (d) the Debt Securities in global form executed by GSK Capital Inc. and authenticated by the Trustee;

                  (e)      an executed copy of the Indenture; and

                                     A-1-1

                  (f) the documents delivered to you by each of GSK Capital Inc. and the Guarantor at the closing pursuant to the Underwriting Agreement, including copies of GSK Capital Inc.'s Certificate of Incorporation and By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of GSK Capital Inc.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of each of GSK Capital Inc. and the Guarantor and such other instruments and other certificates of public officials, officers and representatives of each of GSK Capital Inc. and the Guarantor and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of each of GSK Capital Inc. and the Guarantor in the Underwriting Agreement).

                  Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

                  1. GSK Capital Inc. is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  2. GSK Capital Inc. has corporate power to own its properties and conduct its business as described in the Prospectus, and GSK Capital Inc. has corporate power to issue the Debt Securities, to enter into the Underwriting Agreement and the Indenture and to perform its obligations thereunder.

                  3. (a)(i) The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of GSK Capital Inc., and the Indenture has been duly executed and delivered by GSK Capital Inc., and (ii) the Indenture has been duly executed and delivered by the Guarantor under the law of the State of New York, and (b) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and is a valid, binding and enforceable agreement of each of GSK Capital Inc. and the Guarantor.

                  4. (a) The execution and delivery of the Debt Securities have been duly authorized by all necessary corporate action of GSK Capital Inc., and the Debt Securities have been duly executed and delivered by GSK Capital Inc. and are the valid, binding and enforceable obligations of GSK Capital Inc., entitled to the benefits of the Indenture, and (b) the Guarantees have been duly executed and delivered by the Guarantor under the law of the State of New York and are the valid, binding and enforceable obligations of the Guarantor, entitled to the benefits of the Indenture.

                                     A-1-2

                  5. The statements set forth under the heading "Description of Debt Securities" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.

                  6. The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of GSK Capital Inc., and the Underwriting Agreement has been duly executed and delivered by GSK Capital Inc.

                  7. The Underwriting Agreement has been duly executed and delivered by the Guarantor under the law of the State of New York.

                  8. The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement, and the performance by each of GSK Capital Inc. and the Guarantor of its obligations in the Underwriting Agreement, the Indenture and the Debt Securities and Guarantees, respectively, (a) do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York, except such as have been obtained or effected under the Securities Act, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act (but we express no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws), and (b) do not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any of the agreements of GSK Capital Inc. or the Guarantor identified in Exhibit __ hereto, the Certificate of Incorporation or the By-Laws of GSK Capital Inc., or any judgment, decree or order identified in Exhibit __ hereto.

                  Insofar as the foregoing opinions relate to the valid existence and good standing of GSK Capital Inc., they are based solely on a certificate of good standing received from the Secretary of State of the State of Delaware. Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of either GSK Capital Inc. or the Guarantor, (a) we have assumed that the Guarantor and each other party to such agreement or obligation (other than GSK Capital Inc.) has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Guarantor regarding matters of the federal law of the United States of America or the law of the State of New
York), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity and (c) such opinions are subject to judicial application of foreign laws or foreign governmental actions affecting creditors' rights.

                  The waiver of defenses contained in Section 6.01 of the Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York's anti-champerty statute).

                  We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Securities where jurisdiction based on diversity of citizenship under 28 U.S.C.
Section 1332 does not exist.

                                     A-1-3

                  The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.

                  We are furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except that this opinion letter may be relied upon by the Trustee in its capacity as such.

                                              Very truly yours,

                                              CLEARY, GOTTLIEB, STEEN & HAMILTON

                                              By________________________________

                                     A-1-4

                                   EXHIBIT A-2

        FORM OF OPINION OF U.K. COUNSEL TO THE COMPANY AND THE GUARANTOR

                                               [-]

[-]
   as Representatives of the several Underwriters
   c/o [-]

Ladies and Gentlemen:

                  We have acted as special English counsel to GlaxoSmithKline Capital Inc., a Delaware corporation ("GSK Capital Inc.") and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (the "Guarantor") which propose to offer pursuant to a registration statement on Form F-3 (No. 333-104121) (i) guaranteed debt securities of GSK Capital Inc. in aggregate principal amount of $- (the "Debt Securities") and (ii) guarantees of the Guarantor in respect of the Debt Securities to be issued in each case under an indenture dated as of [-] (the "Indenture") among GSK Capital Inc, the Guarantor and Citibank, N.A., as trustee. Such registration statement, as amended when it became effective, but excluding the documents incorporated by reference therein, is herein called the "Registration Statement," and the related prospectus dated [-], as supplemented by the prospectus supplement dated [-], and as first filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the "Securities Act"), but excluding the documents incorporated by reference therein, is herein called the "Prospectus." This opinion letter is furnished to you at the Guarantor's request pursuant to Section 6(b) of the underwriting agreement dated [-] (the "Underwriting Agreement") among GSK Capital Inc., the Guarantor and the several Underwriters named in Schedule II thereto (the "Underwriters").

                  In arriving at the opinions expressed below, we have reviewed the following documents:

                  (a) a copy of the Underwriting Agreement executed by the Guarantor;

                  (b) a Certificate of the Secretary of the Guarantor (the "Secretary's Certificate") having annexed thereto and certified as true, complete and up-to-date copies, the following documents:

                           (i) the Memorandum and Articles of Association of the Guarantor; and

                           (ii) the minutes of the meeting of the [Board of Directors] of the Guarantor;

                  (c)      the Registration Statement;

                                     A-2-1

                  (d)      the Prospectus;

                  (e)      a form of the Debt Securities;

                  (f) a copy of the Indenture (including the guarantee contained therein by the Guarantor (the "Guarantee")) executed by the Guarantor; and

                  (g) the documents delivered to you by the Guarantor at the closing pursuant to the Underwriting Agreement.

                  Capitalised terms in this opinion letter have the meanings given to them in the Underwriting Agreement.

                  In rendering this opinion we have assumed and not verified:

                  (a) the genuineness of all signatures, stamps and seals, the authenticity and completeness of all documents supplied to us and the conformity to the originals of all documents supplied to us as certified photocopy or facsimile copies;

                  (b) that, where a document has been examined by us in draft or specimen form, it has been or will be executed in the form of that draft or specimen and, in the case of Debt Securities, that they have been or will be duly executed, authenticated and delivered in accordance with the terms of the Indenture;

                  (c) that each of the Underwriting Agreement, the Indenture and the Debt Securities (together, the "Transaction Documents") has been or will be duly authorised, executed and delivered by or on behalf of each of the parties to the Transaction Documents (other than the Guarantor) and each such party (other than the Guarantor) has the power, capacity and authority to execute and deliver and to perform its obligations contained in each of the Transaction Documents to which it is a party;

                  (d) the absence of any other arrangements between any of the parties to any of the Transaction Documents which modify or supersede any of the terms of any of the Transaction Documents;

                  (e) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of each of the parties to the Transaction Documents and the accuracy and completeness of all statements in the Secretary's Certificate) and the compliance by each of the parties thereto with each of their respective obligations under the Transaction Documents;

                  (f) that none of the execution of the Indenture, the issue of the Debt Securities and the application of the proceeds of the issue of the Debt Securities constitutes financial assistance prohibited by section 151 of the Companies Act 1985;

                  (g) that none of the parties to the Transaction Documents has taken or will take any action in relation to the Debt Securities which is or would be a contravention of the applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA")

                                     A-2-2

         (including Sections 19 (the general prohibition), 21 (financial promotion) and 118 (market abuse) of the FSMA) and that the Debt Securities have not been offered in circumstances which would constitute an offer to the public in the United Kingdom as determined in accordance with Schedule 11 of the FSMA or the Public Offers of Securities Regulations 1995, as applicable;

                  (h) that the Transaction Documents have been duly executed by the parties thereto and constitute valid and binding obligations of the parties thereto under the laws of the State of New York enforceable in accordance with their terms and have the same meaning and effect as if they were governed by English law;

                  (i) that the information relating to the Guarantor disclosed by our searches on [-] by telephone at Companies House and by telephone at the Central Registry at the Companies Court in London in relation to the Guarantor was then complete, up to date and accurate and has not since then been materially altered and that such searches did not fail to disclose any material information which had been delivered for registration but did not appear on the file in London at the time of our search, that such oral disclosures did not fail to disclose any material information or any petition for an administration order or winding up in respect of the Guarantor that has been presented in any event in England and Wales;

                  (j) that, except insofar as matters are on public record and are discoverable by making any of the searches referred to in (i) above, the Guarantor has not passed any voluntary winding-up resolution and that no petition has been presented to, or order made by, any competent authority for the winding-up, dissolution or administration of the Guarantor and that no receiver, interim liquidator, administrative receiver, trustee, administrator or similar officer has been appointed in relation to the Guarantor or any of its assets or revenues;

                  (k) that the meeting of the [Board of Directors] of the Guarantor at which the resolutions authorising the Guarantor to enter into the Underwriting Agreement and the Indenture as Guarantor were passed, was duly convened and held and such resolutions are a true record of the proceedings at such meetings and are in full force and effect and have not been amended, revoked or superseded;

                  (l) that no law of any jurisdiction outside England and Wales would render the execution, delivery, issue or performance of the terms of the Transaction Documents illegal or ineffective and that, insofar as any obligation under the Transaction Documents falls to be performed in any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

                  (m) that any party to the Transaction Documents which is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with the requirements of such regulatory authority in connection with the offering and sale of the Debt Securities;

                  (n) that the aggregate initial offering price of all Debt Securities issued will

                                     A-2-3
         not exceed the amount to be registered as set forth in the Registration Statement or its equivalent (calculated, where applicable, as described in the relevant Indenture) in other currencies or any limit which may now or in the future be imposed by the terms of the Memorandum or Articles of Association or any corporate resolution of the Guarantor; and

                  (o) that the terms and conditions applicable to the relevant Debt Securities will not be inconsistent with the terms and conditions of the relevant Indenture and will not be inconsistent with the Prospectus as supplemented by any applicable prospectus supplement.

                  On the basis of the foregoing, and having regard to such legal considerations as we deem relevant and subject as set out below, we are of the opinion that:

                  1. the Guarantor is a public limited company incorporated under the laws of England and Wales;

                  2. the Guarantor has the corporate power and authority to enter into and perform its obligations under the Underwriting Agreement and the Indenture;

                  3. each of the Underwriting Agreement and the Indenture has each been duly authorised, executed and delivered by the Guarantor;

                  4. the Underwriting Agreement and Indenture constitute valid, binding and enforceable obligations of the Guarantor;

                  5. except for such governmental or regulatory authorisations or filings as may be required in connection with the listing of the Debt Securities on the Official List of the United Kingdom Listing Authority and their admission to trading on the London Stock Exchange, no consent, approval, authorisation, order, license, registration and qualification or filing of or with any court or governmental agency or body in the United Kingdom is required for the issue and initial sale of the Debt Securities to the Underwriters;

                  6. neither the execution nor the delivery of the Indenture nor the consummation of any of the transactions contemplated therein by the Guarantor, will conflict with or violate or result in a breach of or constitute a default under any term or provision of its Memorandum or Articles of Association; and

                  7. the choice of New York law to govern the Underwriting Agreement and the Indenture is, under the laws of England, a valid choice of law.

                  The foregoing opinions are subject to the following:

         (a) The opinions set forth above are subject to all limitations resulting from the laws of bankruptcy, insolvency, liquidation, administration, reorganization, suretyship or similar laws of general application affecting creditors' rights.

                                     A-2-4

         (b) Enforcement may be limited by general principles of equity. For example, equitable remedies may not be available where damages are considered to be an adequate remedy.

         (c) Where any obligations of any person are to be performed or observed in jurisdictions outside England, or by a person subject to the laws of a jurisdiction outside England, such obligations may not be enforceable under English law to the extent that performance or observance thereof would be illegal or contrary to public policy under the laws of any such jurisdiction.

         (d) The choice of the laws of the State of New York as the governing law of the Transaction Documents may be limited by the Contracts (Applicable Law) Act 1990 in certain circumstances, including, for example, in respect of laws which cannot be derogated from by contract or which are, irrespective of the governing law of the contract, mandatory in the relevant forum.

         (e) Where any person is vested with a discretion, or may determine any matter in its opinion, English law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds.

         (f) Enforcement of rights may be or become limited by prescription or by the lapse of time or may be or become subject to defences of set-off or counterclaim.

         (g) An English court is able, where the amount of a claim is denominated in a currency other than sterling, to give judgment in that other currency, as a matter of current procedural practice and at its own discretion.

         (h) Except in those cases where jurisdiction is determined in accordance with the provisions of the Council Regulation (EC) 44/2001 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, the Brussels Convention on Jurisdiction in Civil and Commercial Matters of 1968 or the Lugano Convention on Jurisdiction in Civil and Commercial Matters, an English court has power to stay an action where it is shown that it can, without injustice to the plaintiff, be tried in a more convenient forum.

         (i) Any provision providing that any calculation, certification, determination, notification, minute or opinion will be conclusive and binding will not be effective if such calculation, certification, determination, notification, minute or opinion is fraudulent or made on an unreasonable or arbitrary basis or in the event of manifest error despite any provision to the contrary and it will not necessarily prevent judicial enquiry into the merits of any claim by any party thereto.

         (j) Any provision providing for the payment of liquidated damages, compensation, additional interest or similar amounts might be held to be unenforceable on the ground that it is a penalty.

         (k) Any undertaking or indemnity may be void insofar as it relates to stamp duty payable in the United Kingdom.

                                     A-2-5

         (l) An English court may refuse to give effect to any provision of an agreement which amounts to an indemnity in respect of the costs of enforcement or of unsuccessful litigation brought before an English court or where the court has itself made an order for costs.

         (m) Any question as to whether or not any provision of any agreement or instrument which is illegal, invalid, not binding, unenforceable or void may be severed from the other provisions thereof in order to save those other provisions would be determined by an English court in its discretion.

         (n) There is some possibility that an English court would hold that a judgment on a particular agreement or instrument, whether given in an English court or elsewhere, would supersede such agreement or instrument to all intents and purposes, so that any obligation thereunder which by its terms would survive such judgment might not be held to do so.

         (o) The effectiveness of terms exculpating a party from a liability or duty otherwise owed is limited by law.

                  We express no opinion as to any agreement, instrument or other document other than as specified in this letter, or as to any liability to tax which may arise or be incurred as a result of or in connection with the Debt Securities or their creation, issue, offer or any other transaction other than as mentioned in paragraphs 1 to 7 above. We have not been responsible for the investigation or verification of statements of fact (including statements as to foreign law) or the reasonableness of any statements of opinion contained in the Registration Statement or the Prospectus relating to the issue of the Debt Securities, or the entry into the Underwriting Agreement or the Indenture, nor have we been responsible for ensuring that the Registration Statement and the Prospectus and the documents incorporated by reference therein contain all material facts. In particular, we have not been responsible for ensuring that the Prospectus or any other document complies with the listing requirements of the United Kingdom Listing Authority.

                  The opinions set out in paragraphs 1 to 7 of this opinion letter are limited to the laws of England as currently applied by the courts in England and is given on the basis that it will be governed by and construed in accordance with English law. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in English law after the date of this opinion.

                                     A-2-6

                  We are furnishing this letter to you solely for your benefit in your capacity as Representatives of the Underwriters and to the several Underwriters in their capacity as Underwriters in connection with the issue of the Debt Securities. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                              Very truly yours,

                                              CLEARY, GOTTLIEB, STEEN & HAMILTON

                                              By _______________________________

                                     A-2-7

                                    EXHIBIT B

           FORM OF LETTER OF COUNSEL TO THE COMPANY AND THE GUARANTOR

                                                                  [-]

[-]
     as Representatives of the several Underwriters
     c/o [-]

Ladies and Gentlemen:

                  We have acted as special United States and special English counsel to GlaxoSmithKline Capital Inc., a Delaware corporation ("GSK Capital Inc."), GlaxoSmithKline Capital plc, a public limited company incorporated in England and Wales, and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (the "Guarantor"), in connection with the offering from time to time, together or separately and in one or more series, pursuant to a registration statement on Form F-3 (No. 333-104121), of (i) guaranteed debt securities of GSK Capital Inc. (the "Debt Securities") and (ii) guarantees of the Guarantor in respect of the Debt Securities (the "Guarantees" and, together with the Debt Securities, the "Securities"). Such registration statement, as amended when it became effective (except Exhibit 25.1), but excluding the documents incorporated by reference therein, is herein called the "Registration Statement," and the related prospectus dated [-] (the "Base Prospectus"), as supplemented by the prospectus supplement dated [-] (the "Prospectus Supplement"), as first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the "Securities Act"), but excluding the documents incorporated by reference therein, is herein called the "Prospectus." This letter is furnished to you pursuant to Section 6(b) of the underwriting agreement dated [-] (the "Underwriting Agreement") among GSK Capital Inc., the Guarantor and the several Underwriters named in Schedule II thereto (the "Underwriters").

                  Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement and the Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or the documents incorporated by reference therein (except to the extent expressly set forth in numbered paragraph 5 of our opinion letter to you of even date herewith), and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid).

                  However, in the course of our acting as special counsel to each of GSK Capital Inc. and the Guarantor in connection with its preparation of the Registration Statement and the Prospectus, we participated in conferences and telephone conversations with representatives of each of GSK Capital Inc. and the Guarantor, representatives of the independent public accountants for each of GSK Capital Inc. and the Guarantor, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus, portions of certain of the documents incorporated by reference therein and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by each of GSK Capital Inc. and the Guarantor.

                  Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

                           (a) No information has come to our attention that causes us to believe that the Registration Statement (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), at the time it became effective, and the Base Prospectus and the Prospectus Supplement (in each case except as aforesaid), as of the date of the Base Prospectus and the Prospectus Supplement, respectively, were not appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder other than Regulation S-T under the Securities Act. In addition, we do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required.

                           (b) No information has come to our attention that causes us to believe that the documents incorporated by reference in the Registration Statement and the Prospectus (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), as of the respective dates of their filing with the Commission, were not appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                           (c) No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (d) No information has come to our attention that causes us to believe that the Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), as of the date of the Prospectus Supplement, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  We confirm to you that (based solely upon a telephonic confirmation from a representative of the Commission) the Registration Statement is effective under the Securities

Act and, to the best of our knowledge, no stop order with respect thereto has been issued, and no proceeding for that purpose has been instituted or threatened, by the Commission.

                  We are furnishing this letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                            Very truly yours,

                                            CLEARY, GOTTLIEB, STEEN & HAMILTON

                                            By__________________________________